Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (No. 333-38896, No. 333-61278, No. 333-61284, No. 333-72704, No. 333-89396, No. 333-111830, No. 333-111841, No. 333-126360, No. 333-129058, No. 333-145853, No. 333-174218, and No. 333-176682) on Forms S-8 and registration statements (No. 333-62260, No. 333-69528, No. 333-71360, No. 333-73262, No. 333-89432, and No. 333-176683) on Forms S-3 of ValueClick, Inc. of our report dated May 17, 2011, with respect to the consolidated balance sheet of Dotomi, Inc. and subsidiary (the Company) as of December 31, 2010, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K of ValueClick, Inc. dated November 9, 2011.

Our report dated May 17, 2011, on the consolidated financial statements states that accumulated deficit and additional paid in capital as of December 31, 2009 were restated to correct a misstatement from the Company's previously issued consolidated financial statements, which were audited by other auditors.

/s/ KPMG LLP
Chicago, Illinois
November 9, 2011